UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2013

Griffin Capital Essential Asset REIT, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-54377

MD	26-3335705
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2121 Rosecrans Avenue, Suite 3321 El Segundo, CA 90245

(Address of principal executive offices, including zip code)

3104696100

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

On May 10, 2013, Griffin Capital Corporation, the sponsor of Griffin Capital Essential Asset REIT, Inc. (the “Registrant”), issued a press release disclosing the acquisition of the United Technologies property (described below in Item 8.01). A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein solely for purposes of this Item 7.01 disclosure.

Pursuant to the rules and regulations of the Securities and Exchange Commission, the information in this Item 7.01 disclosure, including Exhibit 99.1 and information set forth therein, is deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.

Item 8.01	Other Events

Acquisition of United Technologies Property

On May 3, 2013, the Registrant acquired a Class A office building consisting of approximately 198,900 rentable square feet located in Charlotte, North Carolina (the “United Technologies property”), from an unaffiliated third party. The United Technologies property is leased entirely to United Technologies Corporation pursuant to a triple-net lease with a remaining term of approximately 12 years upon the Registrant’s acquisition, expiring in April 2025 (the “United Technologies lease”). United Technologies Corporation has the right to renew the United Technologies lease for three five-year extension terms and a right to accelerate the lease term on the 10th anniversary of the United Technologies lease, with 12-months prior written notice. If United Technologies Corporation exercises its acceleration right, it will owe an acceleration fee equal to 18 months of the base rent and estimated base costs of the United Technologies property. The purchase price for the United Technologies property was $39.188 million, plus closing costs. The purchase price was partially funded with the Facility Draw (as described below) and the Bridge Loan Draw (as described below). The remaining purchase price, acquisition fees and expenses earned by and paid to the Registrant’s advisor, and third-party closing costs, net, were funded with $7.10 million of proceeds from the Registrant’s public offering.

The Registrant’s advisor earned and was paid $979,700 in acquisition fees, plus reimbursement of $195,940 in acquisition expenses in connection with the acquisition of the United Technologies property.

United Technologies Corporation, the tenant of the United Technologies property, provides technology products and services to the building systems and aerospace industries worldwide. United Technologies Corporation is number 48 on the 2012 Fortune 500 list and is rated A by Standard & Poor’s. United Technologies Corporation completed a $16.5 billion acquisition of Goodrich Corporation (formerly headquartered at the United Technologies property) in July 2012 and has created a new headquarters at the United Technologies property for its newly formed aerospace unit - UTC Aerospace Systems. UTC Aerospace Systems is among the world’s leading suppliers of technologically advanced aerospace products and aftermarket services for diversified industries worldwide.

The United Technologies property is located in Charlotte, North Carolina within the 77 Corridor Submarket, just minutes from Charlotte Douglass International Airport, Charlotte’s central business district, and numerous affluent neighborhoods in south Charlotte. In addition, the United Technologies property is located within the Coliseum Centre which is a 65-acre office park with six multistory office buildings and an additional site for a future office building.

The United Technologies lease has a remaining term of approximately 12 years, expiring in April 2025. The current approximate annual base rent is $2,522,000. The United Technologies lease includes annual rent increases of approximately 2.25%.

The implied initial capitalization rate for the United Technologies property is approximately 6.33%. The estimated going-in capitalization rate is determined by dividing the projected net operating income for the first fiscal year the Registrant owns the property by the acquisition price (exclusive of closing and offering costs). The net operating income is calculated by totaling the sum of all the revenues from the tenants including base rental revenue, telecom revenue and expense reimbursement revenue then deducting the total of all the property expenses including utilities, insurance, real estate taxes, repairs and maintenance and all property operating expenses. The projected net operating income includes assumptions that may not be indicative of the actual future performance of a property, including the assumption that the tenants will perform its obligations under its lease agreements during the next 12 months.

Griffin Capital Essential Asset REIT Property Management, LLC will be responsible for managing the United Technologies property and will be paid management fees in an amount of 3% of the gross monthly revenues collected from the United Technologies property. Griffin Capital Essential Asset REIT Property Management, LLC has hired an unaffiliated third party, who has hired another unaffiliated third party, to manage the day-to-day operations and will pay such third party a portion of the management fees paid by the Registrant, unless such management fee can be recovered from the tenant.

Draws on KeyBank Credit Facility and Bridge Facility

In connection with the acquisition of the United Technologies property, the Registrant’s operating partnership, Griffin Capital Essential Asset Operating Partnership, L.P. (the “Operating Partnership”), made a draw of $16.3 million (the “Facility Draw”), under the $200.0 million credit facility with KeyBank National Association (“KeyBank”) and other syndication partners under which $175.0 million has been committed (the “KeyBank Credit Facility”). The Facility Draw will bear interest at a rate of approximately 3.0%. The total amount drawn pursuant to the KeyBank Credit Facility is now approximately $84.8 million.

In addition, the Registrant, through the Property SPE, drew down an additional $14.5 million (the “Bridge Loan Draw”), under the bridge facility with KeyBank (the “Bridge Facility”). The terms of the Bridge Facility are summarized in the Registrant’s Current Report on Form 8-K dated December 20, 2012. The Property SPE elected to have the Adjusted LIBO Rate apply to such Bridge Loan Draw, which amounted to an initial interest rate of approximately 4.7%.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibit.

99.1	Griffin Capital Essential Asset REIT, Inc. Press Release dated May 10, 2013

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin Capital Essential Asset REIT, Inc.

Date: May 10, 2013	By:	/s/ Joseph E. Miller
Joseph E. Miller
Chief Financial Officer